Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act
I, Richard H. Driehaus, President of Driehaus Mutual Funds (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant for the period ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2008	/s/ Richard H. Driehaus
Richard H. Driehaus, President
(principal executive officer)

I, Michelle L. Cahoon, Vice President and Treasurer of Driehaus Mutual Funds (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant for the period ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2008	/s/ Michelle L. Cahoon
Michelle L. Cahoon, Vice President and Treasurer
(principal financial officer)